Exhibit 10.1

TELEPHONE AND DATA SYSTEMS, INC.

2011 LONG-TERM INCENTIVE PLAN

TELEPHONE AND DATA SYSTEMS, INC.

2011 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

The purposes of this Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan (the “Plan”) are (i) to align the interests of the stockholders of the Company and recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other employees of the Company and certain of its Affiliates, and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.  As of the effective date of the Plan, no further awards shall be granted under a Prior Plan, except with respect to annual bonus deferrals and related employer match awards for calendar years commencing prior to January 1, 2013.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

2.1           “Account Balance Plan” shall mean an “account balance plan” within the meaning of Treasury Regulation §1.409A-1(c)(2)(i)(A) (whether elective or non-elective in nature) maintained by an Employer or any affiliate thereof.  “Affiliate” for this purpose shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer.  An Account Balance Plan shall include, without limitation, (i) the deferral program set forth in Article VII, (ii) the interest-bearing deferral arrangements maintained by the Company and TDS Telecommunications Corporation; (iii) the Company’s Supplemental Executive Retirement Plan; (iv) the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan and (v) the deferral arrangement maintained by United States Cellular Corporation under its Long-Term Incentive Plan.

2.2           “Affiliate” shall mean (i) a Person owning, directly or indirectly, the combined voting power of all classes of capital stock of the Company that is sufficient to elect at least a majority of the members of the Board, or (ii) a Person of which the Company, directly or indirectly, owns or controls shares or securities or other interests having combined voting power sufficient to permit the Company to elect at least a majority of the members of the board of directors or other governing body of such Person.

2.3           “Agreement” shall mean a written or electronic agreement between the Company and an award recipient evidencing an award granted hereunder.

2.4           “Board” shall mean the board of directors of the Company.

2.5           “Bonus Stock” shall mean shares of Common Stock awarded hereunder that are not subject to a Restriction Period or Performance Measures.

2.6           “Bonus Stock Award” shall mean an award of Bonus Stock.

2.7           “Bonus Year” shall mean each calendar year commencing on or after January 1, 2013 for which an annual bonus is payable.  For the avoidance of doubt, any annual bonus deferral and related employer match award with respect to bonus years commencing prior to January 1, 2013 shall be governed by the terms of the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan, as amended and restated.

2.8           “Change in Control” shall have the meaning set forth in Section 8.9.

2.9           “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.10         “Committee” shall mean a committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) an “outside director” within the meaning of section 162(m) of the Code and (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

2.11         “Common Stock” shall mean the class of shares of the Company designated as “Common Shares” in its Restated Certificate of Incorporation.

2.12         “Company” shall mean Telephone and Data Systems, Inc., a Delaware corporation, or any successor thereto.

2.13         “Deferred Compensation Account” shall mean a book reserve maintained by the Company for the purpose of measuring the amount of deferred compensation payable to an employee under Article VII of the Plan.

2.14         “Disability” shall mean, solely for purposes of Article VII of the Plan, a total physical disability which, in the Committee’s judgment, prevents an award recipient from performing substantially such award recipient’s employment duties and responsibilities for a continuous period of at least six months.

2.15         “Distributable Balance” shall mean the portion of an employee’s Deferred Compensation Account that is nonforfeitable.

2.16         “Employer” shall mean the Company or any Affiliate designated by the Committee and approved by the Board.

2.17         “Employer Match Award” shall mean an amount credited to an employee’s Deferred Compensation Account pursuant to Section 7.2 that is based upon the amount deferred by the employee pursuant to Section 7.1.

2.18         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.19         “Fair Market Value” of a share of Common Stock shall mean its closing sale price on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with section 409A of the Code.

2.20         “Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of section 422 of the Code (or any successor provision) and that is designated as intended to constitute an incentive stock option.

2.21         “Legal Representative” shall mean a guardian, legal representative or other Person acting in a similar capacity with respect to an award holder.

2.22         “Newly Eligible Employee” shall mean an employee who (i) newly is eligible to participate in the deferral program set forth in Article VII and (ii) was not, at any time during the 24-month period ending on the date on which he or she became eligible to participate in such deferral program, eligible to participate in an Account Balance Plan (irrespective of whether such employee in fact elected to participate in such plan).  For this purpose, an employee is not eligible to participate in an Account Balance Plan solely on account of the accrual of interest or earnings on amounts previously deferred thereunder.

2.23         “Non-Qualified Stock Option” shall mean an option to purchase shares of Common Stock that is not an Incentive Stock Option.

2.24         “Officer” shall mean an employee who is designated as an officer of an Employer by the board of directors of the Employer or by the By-laws of the Employer.

2.25         “Performance Measures” shall mean criteria and objectives established by the Committee that must be attained (i) as a condition to the grant or exercisability of certain Stock Options or SARs, (ii) as a condition to the grant of certain Stock Awards or (iii) during the applicable Restriction Period or Performance Period as a condition to (A) in the case of certain Restricted Stock Awards, the vesting of the award recipient’s interest in the Common Stock subject to such awards or (B) in the case of certain Restricted Stock Unit Awards or Performance Share Awards, the award recipient’s receipt of the Common Stock subject to such awards or the cash amount payable with respect to such awards (or a combination thereof).  In the case of an award intended to be “qualified performance-based compensation” within the meaning of section

162(m) of the Code and the regulations thereunder, to the extent necessary to so qualify, such criteria and objectives shall be any one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute or relative terms:  the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; return on capital; earnings before or after taxes and/or interest; return on investments; interest expense; cash flows; revenues; sales; costs; expenses; economic value created; operating margin; gross margin; net income before or after taxes; pretax earnings before interest, depreciation and/or amortization; operating earnings either before or after interest expense and either before or after incentives; market share; attainment of cost reduction goals; customer count; cost per gross or net customer addition; revenue per customer; customer turnover rate; return on operating costs; ratios of employees to volume of business measures and population in licensed or operating markets; financing costs; ratios of capital spending and investment to volume of business measures; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, and goals relating to acquisitions or divestitures or any combination thereof.  Subject to section 162(m) of the Code with respect to an award that is intended to be “qualified performance-based compensation,” the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

2.26         “Performance Period” shall mean a period designated by the Committee during which (i) Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

2.27         “Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or, in lieu thereof, the Fair Market Value of one share of Common Stock in cash.

2.28         “Performance Share Award” shall mean an award of Performance Shares.

2.29         “Permitted Transferee” shall mean (i) the award recipient’s spouse or former spouse, (ii) any of the award recipient’s children, stepchildren, grandchildren, parents, stepparents, grandparents, nieces, nephews or siblings, including adoptive relationships, (iii) any of the award recipient’s mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (iv) a trust of which the award recipient or one or more of the Persons described in clauses (i), (ii) or (iii) are the only beneficiaries during the term the award is held by a Permitted Transferee, (v) a partnership in which no Person is a partner other than the award recipient or one or more of the Persons described in clauses (i)-(vii) hereof, (vi) a limited liability company in which no Person is a member other than the award recipient or one or more of the Persons described in clauses (i)-(vii) hereof, or (vii) any other Person who would be eligible to exercise Stock Options and SARs under Form S-8, issued under the Securities Act of 1933, as amended, and who is approved in writing by the Committee prior to any transfer of an award, provided that any Person described in clauses (i) - (vii) hereof has entered into a written agreement with the Company to withhold Common Stock or cash which would otherwise be delivered or payable to such Person to satisfy any federal, state, local or other taxes that may be required to be withheld or paid in connection with the award in the event that the award recipient does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

2.30         “Person” shall mean any individual, group, firm, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust or other entity.

2.31         “Prior Plan” shall mean the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan, as amended and restated, and any similar plan maintained by the Company for the benefit of employees or officers of the Employers under which equity compensation awards remain outstanding as of the effective date of the Plan.

2.32         “Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.

2.33         “Restricted Stock Award” shall mean an award of Restricted Stock.

2.34         “Restricted Stock Unit” shall mean a right that entitles the holder thereof to receive a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock, which shall be contingent upon the expiration of a specified Restriction Period.

2.35         “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units.

2.36         “Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award, or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

2.37         “Retirement” shall mean, solely for purposes of Article VII of the Plan, an employee’s Separation from Service on or after his or her Early Retirement Date or Normal Retirement Date (as defined in the Telephone and Data Systems, Inc. Pension Plan).

2.38         “SAR” shall mean a stock appreciation right that entitles the holder thereof to receive, upon exercise of the SAR, Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

2.39         “Separation from Service” shall mean a termination of employment with the Employers and their affiliates within the meaning of Treasury Regulation §1.409A-1(h)

(without regard to any permissible alternative definition thereunder).  “Affiliate” for this purpose shall mean (i) a corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, but in each case substituting a 50% ownership level for the 80% ownership level specified therein.

2.40         “Specified Employee” shall have the meaning set forth in the “Section 409A Specified Employee Policy of Telephone and Data Systems, Inc. and its Affiliates,” which policy hereby is incorporated herein by reference.

2.41         “Stock Award” shall mean a Bonus Stock Award, a Restricted Stock Award or a Restricted Stock Unit Award.

2.42         “Stock Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

2.43         “Unforeseeable Emergency” shall mean a severe financial hardship to an employee resulting from (i) an illness or accident of the employee, the employee’s spouse, or the employee’s dependent (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)), (ii) the loss of the employee’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, irrespective of whether caused by a natural disaster), or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee.

ARTICLE III

ELIGIBILITY AND ADMINISTRATION

3.1           Eligibility.  Participants in the Plan shall consist of such employees of the Employers as the Committee in its sole discretion may select from time to time.  The Committee’s selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.  Except as otherwise provided in an Agreement, for purposes of this Plan, references to employment by an Employer shall also mean employment by an Affiliate.

3.2           Administration.  (a) In General.  The Plan shall be administered by the Committee in accordance with the terms of the Plan.  The Committee, in its discretion, shall select employees for participation in the Plan and shall determine the form, amount and timing of each grant of an award and, if applicable, the number of shares of Common Stock subject to an award, the purchase price or base price associated with the award, the exercise price of any Stock Option award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form and terms of the Agreement evidencing the award.  Any one or a combination of the following awards may be made under the Plan to eligible individuals: (i) Stock Options in the form of Incentive Stock Options or Non-

Qualified Stock Options, (ii) SARs, (iii) Stock Awards in the form of Bonus Stock, Restricted Stock or Restricted Stock Units, (iv) Performance Share Awards and (v) Employer Match Awards.

The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be “qualified performance-based compensation,” take action such that (A) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (B) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall terminate or shall be of a shorter duration, (C) the Performance Period applicable to any outstanding Performance Share Award or other award shall terminate or shall be of a shorter duration, (D) the Performance Measures applicable to any outstanding Performance Share Award or other award shall be deemed to be satisfied at the maximum or any other level and (E) all or a portion of the amount in a Deferred Compensation Account attributable to an Employer Match Award shall become nonforfeitable.

The Committee shall interpret the Plan and establish any rules and procedures the Committee deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as restricting or limiting competitive employment or other activities.  All such interpretations, rules, procedures and conditions shall be final, conclusive and binding on all parties.  A majority of the members of the Committee shall constitute a quorum.  The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

(b)           Delegation.  To the extent legally permissible, the Committee may delegate some or all of its power and authority hereunder to the Board or to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award under this Plan to any individual deemed to be a “covered employee” within the meaning of section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award to such employee may result in taxable income to the employee, or (ii) the Committee may not delegate its power and authority to the President and the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other individual subject to section 16 of the Exchange Act, or decisions concerning the timing, pricing or number of shares subject to an award granted to such an officer or other individual.

(c)           Indemnification.  No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan and each member of the Board and the Committee and the President and Chief Executive Officer and each other executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s certificate of incorporation and/or by-laws, and under any directors’ and officers’ liability insurance which may be in effect from time to time.

3.3           Shares Available.

(a)           Subject to adjustment as provided in Section 8.8, 6,000,000 shares of Common Stock initially shall be available under the Plan, of which (i) no more than 6,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options and (ii) no more than 300,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Bonus Stock Awards.  Such shares shall be reduced by the sum of the aggregate number of shares of Common Stock then subject to outstanding awards under the Plan.

(b)           To the extent that shares of Common Stock subject to an outstanding award under this Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan.  Notwithstanding anything in this Section 3.3 to the contrary, shares of Common Stock subject to an award under this Plan may not again be made available for issuance under this Plan if such shares are: (i) shares delivered to or withheld by the Company to pay the exercise price of a Stock Option, (ii) shares delivered to or withheld by the Company to satisfy withholding taxes related to an award or (iii) shares that were subject to a stock-settled SAR and were not issued upon the net settlement of such SAR.

(c)           Shares of Common Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

(d)           In the case of an award intended to be “qualified performance-based compensation” under section 162(m) of the Code and the regulations thereunder, to the extent necessary to so qualify, (i) the maximum number of shares of Common Stock with respect to which Stock Options or SARs or a combination thereof may be granted during any fiscal year of the Company to any grantee shall be 800,000, subject to adjustment as provided in Section 8.8, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any grantee shall be 400,000, subject to adjustment as provided in Section 8.8, and (iii) the maximum number of shares of Common Stock with respect to which Performance Share Awards may be granted during any fiscal year of the Company to any grantee shall be 400,000, subject to adjustment as provided in Section 8.8.

ARTICLE IV

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

4.1           Stock Options.  (a) In General.  The Committee may, in its discretion, grant Stock Options to such employees as may be selected by the Committee; provided, however, that an employee of an Affiliate may be granted a Stock Option only if the underlying Common Stock qualifies, with respect to the employee, as “service recipient stock” within the meaning set forth in section 409A of the Code.  Each Stock Option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which Stock Options designated as Incentive Stock Options are exercisable for the first time by a Stock Option holder during any calendar year (under the Plan or any other plan of the Company or any related corporation (as defined in Treasury Regulation §1.421-1(i)(2)) exceeds the amount (currently $100,000) established by the Code, such Stock Options shall constitute Non-Qualified Stock Options.  Stock Options shall be subject to the terms and conditions set forth in this Section 4.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(b)           Number of Shares and Purchase Price.  The number of shares of Common Stock subject to a Stock Option and the purchase price per share of Common Stock purchasable upon exercise of the Stock Option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date such Stock Option is granted; provided further, that if an Incentive Stock Option shall be granted to an employee who, at the time the option is granted, owns (or is treated as owning) capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any related corporation (as defined in Treasury Regulation §1.421-1(i)(2)) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of its Fair Market Value) required by the Code in order for the Stock Option to constitute an Incentive Stock Option.

(c)           Option Period and Exercisability.  The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Stock Option shall be exercised no later than five years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which must be attained as a condition either to a grant of a Stock Option or to the exercisability of all or a portion of a Stock Option.  The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time.  A Stock Option may be exercised only with respect to whole shares of Common Stock.

(d)           Method of Exercise.  A Stock Option may be exercised (i) by giving written notice or notice by electronic means approved by the Company to the Vice President-Human Resources of the Company (or such other Person as may be designated by the Vice President-Human Resources)

specifying the number of whole shares of Common Stock to be purchased and by arranging for the payment therefore in accordance with this Section 4.1(d) and (ii) by executing such documents and taking any other actions as the Company may reasonably request.  The holder of a Stock Option may pay for the shares of Common Stock to be purchased pursuant to the exercise of such Stock Option (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) with respect to an Officer, by authorizing the Company to withhold whole shares of Common Stock which otherwise would be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) by a combination of (A), (B) and with respect to an Officer, (C), in each case to the extent set forth in the Agreement or any amendment thereto.  Any fraction of a share of Common Stock which would be required to satisfy the aggregate of such purchase price and the withholding taxes with respect to the award, as described in Section 8.6, shall be disregarded and the remaining amount due shall be paid in cash by the holder. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until the full purchase price therefor and the withholding taxes thereon, as described in Section 8.6, have been paid (or arrangement has been made for such payment to the Company’s satisfaction).

4.2                                 Stock Appreciation Rights.  (a) In General.  The Committee may, in its discretion, grant SARs to such employees as may be selected by the Committee; provided, however, that an employee of an Affiliate may be granted an SAR only if the underlying Common Stock qualifies, with respect to the employee, as “service recipient stock” within the meaning set forth in section 409A of the Code.  SARs shall be subject to the terms and conditions set forth in this Section 4.2 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(b)           Number of Shares and Base Price.  The number of shares of Common Stock subject to an SAR and the base price of an SAR shall be determined by the Committee; provided, however, that the base price of an SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(c)           Exercise Period and Exercisability.  The Agreement relating to an award of SARs shall specify whether such award may be settled in Common Stock or cash or a combination thereof.  The period during which an SAR may be exercised shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten years after its date of grant.  The Committee may, in its discretion, establish Performance Measures that must be attained as a condition either to the grant of an SAR or to the exercisability of all or a portion of an SAR.  The Committee shall determine whether an SAR shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time.  An SAR may be exercised only with respect to whole shares of Common Stock.  Prior to the exercise of an SAR for Common Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the Common Stock subject to such SAR.

(d)           Method of Exercise.  An SAR may be exercised (i) by giving written notice or notice by electronic means approved by the Company to the Vice President-Human Resources of the Company (or such other Person as may be designated by the Vice President-Human Resources) specifying the number of whole shares of Common Stock with respect to which the SAR is being exercised and (ii) by executing such documents and taking any other actions as the Company may reasonably request.

4.3                                 Termination of Employment.  Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of a Stock Option or SAR upon an employee’s termination of employment with an Employer, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in an Agreement.  Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, in each case, as determined by the Company in its sole discretion, then the Stock Option or SAR shall terminate immediately upon such termination of employment, unless such Stock Option or SAR terminates earlier pursuant to Section 8.10.

4.4                                 No Repricing.  Notwithstanding any provision in the Plan to the contrary and subject to Section 8.8, the Committee shall not, without the approval of the stockholders of the Company (i) reduce the purchase price or base price of any previously granted Stock Option or SAR, (ii) cancel any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower purchase price or base price; (iii) cancel any previously granted Stock Option or SAR in exchange for cash or another award if the purchase price of such Stock Option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation; or (iv) take any other action that would constitute a “repricing,” as such term is used in Section 303A.08 of The New York Stock Exchange Listed Company Manual, in each case other than in connection with a Change in Control.

ARTICLE V

STOCK AWARDS

5.1                                 Stock Awards.  The Committee may, in its discretion, grant Stock Awards to such employees as may be selected by the Committee.  The Agreement relating to a Stock Award shall specify the number of shares of Common Stock or Restricted Stock Units subject to the award, the purchase price (if any) applicable to the award, the Restriction Period (if any) applicable to the award and whether the Stock Award is a Bonus Award, Restricted Stock Award or Restricted Stock Unit Award.  A grant of a Stock Award may be made to an employee upon the attainment of Performance Measures.  Stock Awards shall be subject to the terms and conditions set forth in this Article V and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

5.2                                 Terms of Stock Awards.  (a)  Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award or a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan,

(i) for the vesting of the shares of Common Stock subject to such Restricted Stock Award or the vesting of such Restricted Stock Unit Award upon either (w) the attainment of specified Performance Measures during the specified Restriction Period or (x) the award recipient’s continuous period of employment with an Employer during the specified Restriction Period, and (ii) for the forfeiture of the shares of Common Stock subject to such Restricted Stock Award or the forfeiture of such Restricted Stock Unit Award (y) if such specified Performance Measures are not attained during the specified Restriction Period or (z) if the award recipient terminates such employment during the specified Restriction Period.

(b)           Rights with Respect to Restricted Stock Awards.  Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the award recipient shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the Common Stock with respect to which such distribution was made.

(c)           Settlement of Vested Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in Common Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the Common Stock subject to such award.  Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units.  Prior to the settlement of a Restricted Stock Unit Award in Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the Common Stock subject to such award.

(d)           Custody and Delivery of Common Stock.  During the Restriction Period, at the Company’s sole discretion, the shares of Restricted Stock either (i) shall be held by a custodian in book entry form, with the restrictions on the shares duly noted, or (ii) shall be represented by a certificate or certificates registered in the award recipient’s name, which may bear a legend, in addition to any legend which may be required pursuant to Section 8.7, indicating that the ownership of the shares represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award.  Any such certificates shall be deposited with the Company or its agent, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, that would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part.  Upon termination of any Restriction Period and the satisfaction of any Performance Measures applicable to a Restricted Stock Award, subject to the employee’s timely payment of any taxes in accordance with Section 8.6, the restrictions shall be removed from the requisite number of shares of Common Stock that are held in book entry form or, alternatively, certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.  Upon settlement of a Restricted Stock Unit Award in Common Stock or upon the grant of a Bonus Stock Award, in each case subject to the employee’s timely payment of any taxes in accordance with Section 8.6, the Common Stock subject to such Restricted Stock Unit Award or Bonus Stock Award shall be issued in book entry form or, alternatively, in a certificate or certificates registered in the award recipient’s name.

5.3                                 Termination of Employment.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or a Restricted Stock Unit Award, or any forfeiture and cancellation of such award upon an employee’s termination of employment with an Employer, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in an Agreement.  Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, in each case, as determined by the Company in its sole discretion, then the Restricted Stock Award or Restricted Stock Unit Award shall terminate immediately upon such termination of employment, unless such award terminates earlier pursuant to Section 8.10.

ARTICLE VI

PERFORMANCE SHARE AWARDS

6.1                                 Performance Share Awards.  The Committee may, in its discretion, grant Performance Share Awards to such employees as may be selected by the Committee.  Performance Share Awards shall be subject to the terms and conditions set forth in this Article VI and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a)           Number of Performance Shares, Performance Measures and Performance Period.  The number of Performance Shares subject to a Performance Share Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b)           Vesting and Forfeiture.  The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award upon the attainment of specified Performance Measures during the specified Performance Period, and for the forfeiture of such award if specified Performance Measures are not attained during the specified Performance Period.

(c)           Settlement of Vested Performance Share Awards.  The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the Common Stock subject to such award.  Any dividend equivalents with respect to Performance Share Awards shall be subject to the same restrictions as such Performance Share Awards.  If a Performance Share Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be held by a custodian in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 5.2(d), and the holder of such shares of Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 5.2(b).  Prior to the settlement of a Performance Share Award in Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the Common Stock subject to such award.

6.2                                 Termination of Employment.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon an employee’s termination of employment with an Employer, whether by reason of disability, retirement, death, or any other reason, shall be determined by the Committee and set forth in an Agreement.  Notwithstanding the foregoing, if an award recipient ceases to be employed by an Employer on account of such award recipient’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, in each case, as determined by the Company in its sole discretion, then the Performance Share Award shall terminate immediately upon such termination of employment, unless such Performance Share Award terminates earlier pursuant to Section 8.10.

ARTICLE VII

DEFERRED COMPENSATION ACCOUNTS
AND EMPLOYER MATCH AWARDS

7.1                                 Annual Bonus Deferral.  The Committee may, in its discretion, permit an employee selected by the Committee to make an irrevocable election (i) not to receive currently any whole percentage of his or her gross annual bonus payment for a Bonus Year and (ii) to have an amount equal to such percentage credited to the employee’s Deferred Compensation Account (such election, a “deferral election”).  An employee’s deferral election shall be made on or before the last day of the calendar year immediately preceding the Bonus Year.  Notwithstanding the preceding sentence, if permitted by the Company, a Newly Eligible Employee may make a deferral election with respect to a Bonus Year within thirty (30) days following the date that the employee becomes eligible; provided, however, that such deferral election shall apply solely to that portion of the Newly Eligible Employee’s annual bonus equal to the total annual bonus multiplied by the ratio of the number of days remaining in the Bonus Year after the date of the deferral election over the total number of days in the Bonus Year.  Annual bonus amounts credited to the employee’s Deferred Compensation Account pursuant to this Section 7.1 (as adjusted for deemed investment returns pursuant to Section 7.3) shall be 100% vested at all times.

7.2                                 Employer Match Award.  (a) In General.  At the time the Committee selects an employee for participation in the Plan pursuant to Section 7.1, the Committee may also decide that such an employee is eligible for an Employer Match Award.  Employer Match

Awards shall be subject to the terms and conditions set forth in this Section 7.2 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.  As of the date on which an amount (the “deferred amount”) is credited to an employee’s Deferred Compensation Account pursuant to Section 7.1, there also shall be credited to the employee’s Deferred Compensation Account an Employer Match Award equal to a percentage of such deferred amount specified by the Committee not in excess of 33 1/3%.

(b)  Vesting of Employer Match Award.  One-third of the Employer Match Award so credited to the employee’s Deferred Compensation Account pursuant to this Section 7.2 (as adjusted for deemed investment returns pursuant to Section 7.3) shall become nonforfeitable on each of the first three annual anniversaries of the last day of the Bonus Year, provided that the employee remains continuously employed by an Employer until such date and the related annual bonus amount credited to his or her Deferred Compensation Account has not been withdrawn or distributed before such date; provided further, however, that if the employee experiences a Separation from Service by reason of his or her Disability, Retirement or death, all Employer Match Awards (as adjusted for deemed investment returns pursuant to Section 7.3) credited to the employee’s Deferred Compensation Account, to the extent not forfeited previously, shall become nonforfeitable as of the date of such Separation from Service.  Any Employer Match Award that is forfeitable as of the date that the employee experiences a Separation from Service, or as of the date that the related annual bonus amount is withdrawn or distributed, shall be forfeited as of the date of such Separation from Service, withdrawal or distribution.  Notwithstanding the foregoing provisions of this Section 7.2(b) or any other provision herein to the contrary, if an employee experiences a Separation from Service on account of such employee’s negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, in each case, as determined by the Company in its sole discretion, then any Employer Match Award shall be forfeited immediately upon such employee’s Separation from Service, unless such Employer Match Award is forfeited earlier pursuant to Section 8.10.  Any Employer Match Awards and any deemed investment returns credited to an employee’s Deferred Compensation Account shall be an expense allocated to the employee’s Employer for the related Bonus Year.

7.3                                 Deemed Investment of Deferred Compensation Account.  Amounts credited to an employee’s Deferred Compensation Account pursuant to Sections 7.1 and 7.2 shall be deemed to be invested in whole and fractional shares of Common Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Compensation Account.

7.4                                 Payment of Deferred Compensation Account.  An employee’s Distributable Balance shall be paid in a lump sum during the seventh calendar month following the calendar month during which the employee experiences a Separation from Service; provided, however, that an employee may irrevocably elect, at the time that the employee makes the deferral election pursuant to Section 7.1, to receive the applicable portion of the employee’s Distributable Balance in a lump sum at an earlier date specified by the employee that is at least three calendar years after the calendar year during which the employee’s deferral election is made.  All payments of deferred compensation hereunder will be made in whole shares of

Common Stock, and cash equal to the Fair Market Value of any fractional share.  Notwithstanding the foregoing, if an employee dies before the employee’s entire Distributable Balance has been paid, then within sixty (60) days following the employee’s death the Company shall pay the remainder of the Distributable Balance to the employee’s beneficiary designated pursuant to Section 8.4.

7.5                                 Unforeseeable Emergency Withdrawals.  Upon written request by an employee (other than an employee who has experienced a Separation from Service) whom the Committee determines has suffered an Unforeseeable Emergency, the Committee may direct payment to the employee of all or any portion of the employee’s Distributable Balance.  An employee who has experienced a Separation from Service shall not be eligible to receive a withdrawal hereunder due to Unforeseeable Emergency.  The circumstances that shall constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any event, payment shall not exceed an amount reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes and penalties reasonably anticipated as a result of such payment after taking into account the extent to which such emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the employee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under any Account Balance Plan.  In the event that the Committee approves a withdrawal of all or a portion of the employee’s Distributable Balance due to an Unforeseeable Emergency, payment shall be made to the employee in a lump sum as soon as practicable following such approval, but in no event later than sixty (60) days after the occurrence of the Unforeseeable Emergency.

If an employee receives, either hereunder or from any other nonqualified deferred compensation arrangement maintained by an Employer or Affiliate, a withdrawal on account of the employee’s Unforeseeable Emergency, any deferral election by the employee in effect under this Article VII shall be cancelled, effective as of the date of such withdrawal.

ARTICLE VIII

GENERAL

8.1                                 Effective Date and Term of Plan.  This Plan and the Revised Charter Amendments (as such term is defined in resolutions adopted by the Board on November 28, 2011) shall be submitted to the stockholders of the Company for approval at a special meeting of stockholders (the “Special Stockholder Meeting”).  If this Plan and the Revised Charter Amendments are approved, and the Revised Charter Amendments are effectuated, this Plan shall become effective as of the effective date of the Revised Charter Amendments.  If this Plan is not approved or the Revised Charter Amendments are not approved or effectuated, then this Plan shall be void and of no effect.  This Plan shall terminate ten years after it is approved by the stockholders of the Company at the Special Stockholder Meeting, unless terminated earlier by the Board.  Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

8.2                                 Amendment.  The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law, rule or regulation, including section 162(m) of the Code, and any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available for issuance under the Plan (except as provided in Section 8.8) or (b) with respect to any Incentive Stock Option, effect any change inconsistent with section 422 of the Code.  No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

8.3                                 Agreement.  Each award granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  No award shall be valid until an Agreement is executed by the Company and either executed by the recipient or accepted by the recipient by electronic means approved by the Company.  Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

8.4                                 Designation of Beneficiaries.  Each employee may designate a beneficiary or beneficiaries in the event of the employee’s death with respect to his or her awards and his or her Deferred Compensation Account by executing and filing with the Company during his or her lifetime a beneficiary designation in such form as prescribed by the Company.  The employee may change or revoke any such designation by executing and filing with the Company during his or her lifetime a new beneficiary designation in such form as prescribed by the Company.  To the extent that an outstanding Stock Option or SAR is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR pursuant to procedures established by the Company.  If all designated beneficiaries predecease the employee, and if each corporation, partnership, trust or other entity which is a designated beneficiary is terminated, dissolved, becomes insolvent, or is adjudicated bankrupt prior to the date of the employee’s death, or if the employee fails to designate a beneficiary, then the following Persons in the order set forth below shall be the designated beneficiary or designated beneficiaries of such employee:

i)                                         the employee’s spouse, if living; or if none,

ii)                                      the employee’s then living descendants, per stirpes; or if none,

iii)                                   the employee’s estate.

8.5                                 Transferability.  No Incentive Stock Option shall be transferable other than to a beneficiary determined pursuant to Section 8.4 and effective on the recipient’s death.  No Restricted Stock Unit Award, Performance Share Award or Deferred Compensation Account shall be transferable other than (a) to a beneficiary determined pursuant to Section 8.4 and effective on the recipient’s death or (b) pursuant to a court order entered in connection with a dissolution of marriage or child support.  No other award under the Plan shall be transferable other than (a) to a beneficiary determined pursuant to Section 8.4 and effective on the recipient’s death, (b) pursuant to a court order entered in connection with a dissolution of marriage or child support, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Agreement evidencing the grant of such award, by gift to a Permitted Transferee.  Except as permitted by the preceding provisions of this Section 8.5, no award under the Plan or Deferred Compensation Account balance may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any such attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award or Deferred Compensation Account balance, such award and all rights thereunder shall immediately become null and void and any Employer Match Awards credited to such Deferred Compensation Account shall immediately be forfeited.

8.6                                 Tax Withholding.  Prior to (i) the issuance or delivery of any shares of Common Stock pursuant to an award made hereunder, (ii) the payment of any cash pursuant to an award made hereunder or (iii) any distribution from an employee’s Deferred Compensation Account, the Company shall have the right to require payment by the holder of any federal, state, local or any other taxes which may be required to be withheld or paid in connection with such award or distribution.  An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to the holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award or account (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to the holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means:  (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of a Stock Option and to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.  Any fraction of a share of Common Stock which would be required to satisfy the aggregate of such tax withholding obligation and the purchase price with respect to the award, if any, shall be disregarded and the remaining amount due shall be paid in cash by the holder. No share of Common Stock shall be delivered until the withholding taxes thereon have been paid (or arrangement has been made for such payment to the Company’s satisfaction).

8.7                                 Restrictions on Shares.  Each award granted hereunder shall be subject to the requirement that if at any time the Company determines that it is necessary or desirable as a condition of or in connection with the delivery of shares pursuant to such award (i) to list, register or qualify the shares of Common Stock subject to such award upon any securities exchange or under any law, (ii) to obtain the consent or approval of any governmental body, or (iii) to take any other action, such shares shall not be delivered unless the listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

8.8                                 Adjustment.  In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination, exchange of shares, liquidation or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under the Plan, the maximum number of securities with respect to which Stock Options or SARs or a combination thereof may be granted during any fiscal year of the Company to any grantee, the maximum number of securities with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any grantee, the maximum number of securities with respect to which Performance Share Awards may be granted during any fiscal year of the Company to any grantee, the maximum aggregate number of securities that may be issued under the Plan in connection with Incentive Stock Options, the maximum aggregate number of securities that may be issued under the Plan in connection with Bonus Stock Awards, the terms of each outstanding Stock Option or SAR, including the number and class of securities subject to each outstanding Stock Option or SAR and the purchase price or base price per security, the terms of each outstanding Stock Award or Performance Share Award, including the number and class of securities subject to each such outstanding Stock Award or Performance Share Award, and the number and class of securities deemed to be held in each Deferred Compensation Account shall be appropriately and equitably adjusted by the Committee, such adjustment to be made in the case of outstanding Stock Options and SARs without an increase in the aggregate purchase price or base price.  Such adjustment shall be final, binding and conclusive.  If such adjustment would result in a fractional security being available under the Plan, then such fractional security shall be disregarded.  If such adjustment would result in a fractional security being subject to an award under the Plan, then the Company shall pay the holder of such award, in connection with the first exercise or settlement of such award, in whole or part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or other date that the award becomes payable, over (B) the purchase or base price, if any, of such award.  Any adjustment pursuant to this Section 8.8 shall be made in compliance with the requirements of section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to Stock Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).

8.9                                 Change in Control. (a)  Notwithstanding any other provision of the Plan or any provision of any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may in its discretion, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation:

(1) (i) causing some or all outstanding Stock Options and SARs to  immediately become exercisable in full, (ii) causing some or all outstanding Restricted Stock Awards to become nonforfeitable and the Restriction Periods applicable to some or all outstanding Restricted Stock Awards to lapse in full or in part, (iii) causing some or all outstanding Restricted Stock Unit Awards to become nonforfeitable, and to the extent permissible under section 409A of the Code, causing the Restriction Periods applicable to some or all outstanding Restricted Stock Unit Awards to lapse in full or in part; (iv) causing some or all outstanding Performance Share Awards to become nonforfeitable, and to the extent permissible under section 409A of the Code, causing the Performance Periods applicable to some or all outstanding Performance Share Awards to lapse in full or in part; (v) causing the Performance Measures applicable to some or all outstanding Performance Share Awards, Restricted Stock Awards or Restricted Stock Unit Awards (if any) to be deemed to be satisfied at the target, maximum or any other level, as determined by the Board (as constituted prior to such Change in Control), and (vi) causing some or all amounts deemed to be held in Deferred Compensation Accounts to become nonforfeitable; and/or

(2)  substituting for some or all of the Common Stock available under the Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of such Common Stock shall be converted pursuant to such Change in Control; provided, however, that in the event of such a substitution, the purchase or base price per share of stock then subject to an outstanding award under the Plan shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), but in no event shall the aggregate purchase or base price for such shares be greater than the aggregate purchase or base price for the shares of Common Stock subject to such award prior to the Change in Control; and/or

(3)  requiring that outstanding awards, in whole or in part, be surrendered to the Company by the holder, and be immediately cancelled by the Company, and providing for the holder to receive (i) a cash payment in an amount equal to (A) in the case of a Stock Option or an SAR, the number of shares of Common Stock then subject to the portion of such Stock Option or SAR surrendered, to the extent such Stock Option or SAR is then exercisable or becomes exercisable pursuant to this Section 8.9(a), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such Stock Option or SAR, (B) in the case of a Stock Award, the number of shares of Common Stock or Restricted Stock Units, as the case may be, then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award has lapsed or will lapse pursuant to this Section 8.9(a) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to this Section 8.9(a), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, (C) in the case of a Performance Share Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Performance Period applicable to such award has lapsed or will lapse pursuant to this Section 8.9(a) and to the extent that the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to this Section 8.9(a), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (D) in the case of a Deferred Compensation Account, the number of shares of Common Stock then subject to the portion of such account surrendered, to the extent such Deferred Compensation Account is then nonforfeitable or becomes nonforfeitable  pursuant to this Section 8.9(a), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.  In the event of a payment or issuance  pursuant to this Section 8.9(a)(3) with respect to a Deferred Compensation Account, such payment or issuance shall be made at the time that the account would have been paid if a Change in Control had not occurred.

(b)           For purposes of the Plan, “Change in Control” shall mean:

(1)           the acquisition by any Person, including any “person” within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of the then outstanding securities of the Company (the “Outstanding Voting Securities”) (x) having sufficient voting power of all classes of capital stock of the Company to elect at least 50% or more of the members of the Board or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), excluding, however, the following:  (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 8.9(b), or (v) any acquisition by the following Persons:  (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the Persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar Persons) provided that all of the current beneficiaries of such trust or similar arrangement are Persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such Persons, collectively, the “Exempted Persons”);

(2)           individuals who, as of July 29, 2011, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company after July 29, 2011 whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the Persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, (x) sufficient voting power to elect at least a majority of the members of the board of directors of the corporation resulting from the Corporate Transaction and (y) more than 50% of the combined voting power of the outstanding securities which are entitled to vote generally on matters (without regard to the election of directors) of the corporation resulting from such Corporate Transaction (including in each of clauses (x) and (y), without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons:  (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)           approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

8.10         Forfeiture of Award upon Competition with Company or an Affiliate or Misappropriation of Confidential Information.  Notwithstanding any other provision herein, on the date on which an award recipient (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the Company or an Affiliate, in each case as determined by the Company in its sole discretion, any Stock Option, SAR, Restricted Stock Award, Restricted Stock Unit Award or Performance Share Award then held by the award recipient (or a Permitted Transferee thereof) shall be forfeited and any balance credited to the award recipient’s Deferred Compensation Account attributable to Employer Match Awards shall be forfeited, in each case regardless of whether such award or account balance would otherwise be nonforfeitable.

For purposes of the preceding sentence, an award recipient shall be treated as entering into competition with the Company or an Affiliate if such award recipient (i) directly or indirectly, individually or in conjunction with any Person, has contact with any customer of the Company or an Affiliate or with any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any competing product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, or (ii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

An award recipient shall be treated as misappropriating confidential information of the Company or an Affiliate if such award recipient (i) uses confidential information (as defined below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by the Company or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any confidential information or takes any confidential information or reproductions thereof from the facilities of the Company or an Affiliate, or (iii) upon termination of employment or upon the request of the Company or an Affiliate, fails to return all confidential information then in the award recipient’s possession.  “Confidential information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of the Company or an Affiliate.

8.11         No Right of Participation, Employment or Service.  No Person shall have any right to participate in the Plan.  Neither the Plan nor any award granted hereunder shall confer upon any individual any right to continued employment by or service with the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment or service of any individual at any time without liability hereunder.

8.12         Rights as Stockholder.  No Person shall have any right as a stockholder of the Company with respect to any shares of Common Stock that are subject to an award granted hereunder unless and until such Person becomes a stockholder of record with respect to such shares of Common Stock.

8.13         Governing Law.  The Plan, each award granted hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

8.14         Severability.  If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

8.15         Compliance with Section 409A of the Code.  It is intended that the Plan be exempt from the requirements of section 409A of the Code to the maximum extent possible.  To the extent the Plan is subject to the requirements of section 409A of the Code, it is intended that the Plan comply with such requirements to the maximum extent possible.  The Plan shall be administered and interpreted in a manner consistent with this intent.  Notwithstanding the foregoing, no particular tax result for an employee with respect to any income recognized by the employee in connection with the Plan is guaranteed under the Plan, and the employee solely shall be responsible for any taxes, interest, penalties or other amounts imposed on the employee in connection with the Plan.